UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2005

Samaritan Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32287	88-0431538
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Convention Center , Suite 310, Las Vegas, Nevada		89109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-735-7001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2005, Samaritan Pharmaceuticals, Samaritan Pharmaceuticals Ireland Limited, a wholly-owned subsidiary of Samaritan Pharmaceuticals, (collectively "Samaritan"), Pharmaplaz Limited and Norbrook S.R.O. entered into a Supply Agreement, pursuant to which Norbrook will supply raw material for SP-01A, one of Samaritan’s HIV drugs. If Samaritan receives approval from any regulatory authority, including the United States Food and Drug Administration, to market SP-01A, then following the date of any such approval, Samaritan will be required to make minimum annual purchases from Norbrook for delivery of raw materials to Pharmaplaz for Drug Product Development. The Supply Agreement contains customary supply terms, and has a term of five years after regulartory approval. Samaritan and Pharmaplaz Limited are also parties to a Drug Product Development dated October 5, 2004, in which Samaritan engaged Pharmaplaz to develop SP-01A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samaritan Pharmaceuticals

September 26, 2005	By:	Eugene Boyle

Name: Eugene Boyle
Title: CFO

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Exhibit Index

Exhibit No.	Description

1	Norbrook Supply Agreement